Exhibit 7.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13D, and any amendments hereto, relating to the ordinary shares, par value of US$0.0001 per share of Lianhe Sowell International Group Ltd, a Cayman Islands company whose principal place of business is in Shenzhen, Guangdong Province, China, shall be filed on behalf of the undersigned.

September 10, 2025

Dengyao Jia

/s/ Dengyao Jia
Name: Dengyao Jia

Lianhe Holding Group Limited

/s/ Dengyao Jia
Name: Dengyao Jia
Title: director

Hainan Lianhe Enterprise Management Group Co., Ltd.

/s/ Dengyao Jia
Name: Dengyao Jia
Title: director

Patton Holding Group Limited

/s/ Dengyao Jia
Name: Dengyao Jia
Title: director

Yue Zhu

/s/ Yue Zhu
Name: Yue Zhu

Lianyue Holding Limited

/s/ Yue Zhu
Name: Yue Zhu
Title: Director